Exhibit 10.1

FIRST AMENDMENT TO SUBLEASE AGREEMENT
(770 & 790 Komas Drive, Salt Lake City, Utah 84108)

THIS FIRST AMENDMENT TO SUBLEASE AGREEMENT (this “First Amendment”) is made and entered into as of November 1, 2014, by and between WASATCH RESEARCH PARK 1, LLC, a Utah limited liability company, as master tenant (“Landlord”); and EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation, as tenant (“Tenant”), (collectively, the “Parties” and individually, a “Party”).

R E C I T A L S:

A.           Pursuant to that certain Sublease Agreement dated as of November 13, 2009 (the “Sublease”), Landlord leased to Tenant three (3) structures located on approximately 5.9 acres of land (“Property”) in Salt Lake County, Salt Lake City, Utah commonly known as 770 & 790 Komas Drive, Salt Lake City, Utah 84108 as set forth in the Sublease.  Subsequently, the 3,360 rentable square foot (“RSF”) Substation as defined in the Sublease was conveyed to Rocky Mountain Power under a separate agreement and is no longer a part of the Premises.  Capitalized terms used, but not specifically defined herein, shall have the meanings given them under the Sublease.

B.           Landlord and Tenant are parties to that certain Repurchase Option Agreement dated November 13, 2009 as amended by the First Amendment to Repurchase Option Agreement dated May 13, 2011 (the “Repurchase Agreement”).  Although Tenant provided notice of its intention to exercise its right to repurchase the Buildings and Leasehold Interest in the Real Property (all as defined in the Repurchase Agreement), Tenant has determined not to close any such transaction and to allow its rights under the Repurchase Agreement to expire.

C.           The Parties wish to amend the Sublease in accordance with the terms of this First Amendment.

A G R E E M E N T:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree, notwithstanding anything to the contrary contained in the Sublease, as follows:

1.           Recitals.  The Parties acknowledge and agree that the above Recitals are true and accurate and are incorporated in this First Amendment agreement by this reference.

2.           Termination of the Repurchase Options Agreement.  The Parties acknowledge and agree that as of October 31, 2014, the Repurchase Agreement has expired on its terms and is hereby terminated and has no further effect and that Tenant no longer has any rights to repurchase the Buildings and Leasehold Interest in the Real Property (all as defined in the Repurchase Agreement).

3.           Effective Date.  The Effective Date of this First Amendment is November 1, 2014.

4.           Term.  Section 3 of the Sublease is hereby amended to add five (5) additional years to the Term of the Sublease (“Additional Term”) commencing on November 1, 2014 (the “Additional Term Commencement Date”) and expiring on October 31, 2019, unless further extended or earlier terminated in accordance with the terms of the Sublease, as amended by this First Amendment.  The Parties hereby acknowledge that Tenant’s option to renew described in Section 3 of the Sublease has expired and shall not continue to apply to these adjusted Premises.

5.           Rent Commencement Date:  The “Rent Commencement Date” for the Additional Term shall be November 1, 2014.

6.           Rent:  Section 4(a) of the Sublease is hereby amended to add Base Rent for the Additional Term as follows:

(a)
Base Rent. The triple net, base rent shall be FIVE HUNDRED FORTY-EIGHT THOUSAND SEVEN HUNDRED NINETEEN AND 00/100 DOLLARS ($548,719.00) per annum (the "Base Rent"). The Base Rent consists of the following and/or shall be paid in this manner:

(i)	FORTY FIVE THOUSAND SEVEN HUNDRED TWENTY-SIX AND 58/100 DOLLARS ($45,726.58) per month from November 1, 2014 to October 31, 2019 (with the Base Rent prorated for any partial months).

(ii)	The amount of the Base Rent consists of the following components:

Space	Monthly Rent	Annual Rent:
Office Space Rent:	$31,763.33	$381,160.00
Warehouse Space Rent:	$11,977.58	$143,731.00
Shop Rent:	$1,985.67	$23,828.00
TOTAL	$45,726.58	$548,719.00

(iii)
One twelfth (1/12) of the Base Rent shall be payable in advance each month on or before the 1st day of each month during the duration of this Sublease. Any partial months shall be prorated accordingly. All Base Rent and Additional Rent defined in the Sublease (collectively, the "Rents") shall be paid to the following address, unless otherwise directed in writing: Wasatch Research Park I, LLC, 299 South Main Street, Suite 2400, Salt Lake City, Utah 84111.

7.           Section 4(c): The Parties hereby acknowledge that Section 4(c) of the Sublease continues to apply.

8.           First Right to Provide New Lease Space.  The Parties agree that if Tenant intends to relocate to a new lease space at the end of the Additional Term, then before executing any listing or agency agreement with a Utah real estate broker to find new lease space for Tenant, Tenant shall give Landlord at least thirty (30) days prior written notice of the same.  Likewise, if Tenant intends to relocate to a new lease space at the end of the Additional Term but Tenant intends to avoid engaging a Utah real estate broker and instead plans on using its own personnel to find such new space, then before making a written offer on any new lease space Tenant shall give Landlord at least thirty (30) days prior written notice of the same.  During either of these 30-day periods, Landlord will have the opportunity to present to Tenant other lease spaces that Tenant might choose to rent directly from Landlord or Landlord’s affiliates.  After listening to Landlord’s presentation, Tenant may choose, in its sole and absolute discretion, to (i) enter into lease negotiations with Landlord for any of Landlord’s (or Landlord’s affiliates’) lease spaces that Tenant prefers or (ii) decline to participate in any lease negotiations with Landlord.  At the conclusion of the thirty (30) day period, Tenant may engage a Utah real estate broker to find new lease space for Tenant, make a written offer for any new lease space, or take any other actions regarding its new space needs that Tenant desires to take.  Notwithstanding anything else contained herein, Tenant shall not be obligated to lease any new lease space from Landlord nor be restricted from engaging in market research concerning potential new lease spaces.

9.           Binding Effect.  The terms and conditions of this First Amendment shall be binding upon and inure to the benefit of Tenant and Landlord and their respective successors, transferees and assigns.

10.           Sublease Terms Apply; Amendment Controls.   Except as specifically provided herein, the terms and conditions of the Sublease shall remain in full force and effect.  If any provision of the Sublease is in conflict with any provisions of this First Amendment, the terms of this First Amendment shall control.

11.           Authority.  The parties represent to each other that this First Amendment has been fully authorized, that all persons signing for each party below have authority to bind the respective party, and that any approvals, if required, including, but not limited to the approval of third parties, have been obtained.

12.           Counterparts; Facsimile & Emailed Signatures.  This First Amendment may be signed in any number of counterparts with the same effect as if the signatures upon any counterpart were upon the same instrument, and all signed counterparts shall be deemed to be part of the original First Amendment.  Facsimile and emailed signatures shall bind the party transmitting such signature to the same extent as an original.

[Signature page follows.]

IN WITNESS WHEREOF, this First Amendment has been executed to be effective as of the last date written below.

LANDLORD:

WASATCH RESEARCH PARK 1, LLC, a Utah limited liability company

By: /s/ Ryan Peterson
Printed Name: Ryan Peterson
Title: Manager
Date: November 1, 2014

TENANT:

EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation

By: /s/ David H. Bateman
Printed Name: David H. Bateman
Title: President & CEO
Date: 4 November 2014

[First Amendment to Sublease Agreement – 770 & 790 Komas Drive, Salt Lake City, UT 84108]